UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §14a-11(c) or Rule 14a-12

FOXHOLLOW TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2007

To our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of FoxHollow Technologies, Inc. (“FoxHollow”). The meeting will be held at the company’s offices located at 900 Chesapeake Drive, Redwood City, California 94063-4727 on Tuesday, July 31, 2007, for the following purposes:

1.	To elect three Class III directors to serve for three-year terms that expire at the 2010 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The meeting will begin promptly at 9:00 a.m., local time, and check-in will begin at 8:30 a.m., local time. Only holders of record of shares of FoxHollow common stock (NASDAQ: FOXH) at the close of business on June 4, 2007 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting. If you are a stockholder of record, you will be asked to present proof of identification for admission to the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present a statement from your broker, bank or other nominee, reflecting your beneficial ownership of FoxHollow common stock as of June 4, 2007, as well as a proxy from the record holder to you, for admission to the 2007 Annual Meeting. Please be prepared to provide this documentation if requested.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices located at 900 Chesapeake Drive, Redwood City, California 94063-4727.

By order of the Board of Directors,

By:	/s/ John B. Simpson
John B. Simpson
Chief Executive Officer

Redwood City, California

June 15, 2007

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY USING THE INTERNET OR BY TELEPHONE, IN EACH CASE AS INSTRUCTED ON THE ENCLOSED PROXY CARD, OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

Page
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1

Why am I receiving these proxy materials?	1
What is the purpose of the annual meeting?	1
Who is entitled to attend the meeting?	1
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board of Directors recommend that I vote?	2
What shares can I vote at the meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote?	3
Is my vote confidential?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	4
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	5
What should I do in the event that I receive more than one set of proxy/voting materials?	5
Who is soliciting my vote and who will bear the costs of this solicitation?	5
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	6

EXECUTIVE OFFICERS	7

Executive Officers	7

STOCK OWNERSHIP	9

Security Ownership of Certain Beneficial Owners and Management	9
Section 16(a) Beneficial Ownership Reporting Compliance	10

CORPORATE GOVERNANCE AND BOARD MATTERS	11
Director Independence	11
Committees of the Board of Directors	11
Meetings Attended by Directors	12
Consideration of Director Nominees	12
Code of Business Conduct and Ethics	13
Compensation Committee Interlocks and Insider Participation	13
Certain Relationships and Related Party Transactions	13
Family Relationships	14
Communications with the Board of Directors	14

REPORT OF THE AUDIT COMMITTEE	15

i

ii

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2007

The Board of Directors of FoxHollow Technologies, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2007 Annual Meeting of Stockholders to be held on Tuesday, July 31, 2007, beginning at 9:00 a.m., local time, at our company’s offices located at 900 Chesapeake Drive, Redwood City, California 94063-4727, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we”, “our”, “FoxHollow” and our “Company” each refer to FoxHollow Technologies, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on March 13, 2007; and the term “Annual Meeting” means our 2007 Annual Meeting of Stockholders.

We are sending these proxy materials on or about June 15, 2007 (the “Proxy Date”), to all stockholders of record at the close of business on June 4, 2007 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date which was June 4, 2007. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the annual meeting?	At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of our Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you were a FoxHollow stockholder (or joint holder) of record as of the close of business on June 4, 2007, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.      the election of nominees to serve as Class III directors on our Board; and

2.      the ratification of the appointment of our independent registered public accounting firm for the 2007 fiscal year.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board of Directors recommend that I vote?	Our Board recommends that you vote your shares “FOR” the director nominees and “FOR” the ratification of the appointment of the independent registered public accounting firm for the 2007 fiscal year.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to FoxHollow or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.

Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. FoxHollow stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. In addition, if you are a stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 1-866-540-5760 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. Pacific Time on July 30, 2007, the day before the annual meeting. Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 11:59 p.m. Pacific Time on July 30, 2007, the day before the annual meeting, by going to http://www.proxyvoting.com/foxh and following the instructions to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within FoxHollow or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to FoxHollow management.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. Director nominees receiving a majority of the affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class III directors. You may vote either “FOR” or “WITHHELD” your vote for the director nominees. A properly executed proxy marked “WITHHELD” with respect to the election of the director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for these items of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” our Company’s nominee to the Board and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of directors and the ratification of the appointment of independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” our Company’s nominees to the Board and “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Jeffrey B. Child (a Director and Chairman of our Compensation Committee) and Matthew B. Ferguson (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, our nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Mellon Investor Services LLC, our transfer agent, to tabulate the votes and act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each FoxHollow proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?	Your vote is being solicited on behalf of the Board of our Company, and our Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the FoxHollow proxy statement for the annual meeting to be held in 2008, the written proposal must be received by the Secretary of FoxHollow at our principal executive offices no later than February 14, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail next year’s proxy materials. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Proposals should be addressed to:

Secretary

FoxHollow Technologies, Inc.

740 Bay Road

Redwood City, California 94063-2469

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Secretary of FoxHollow at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by the Bylaws of FoxHollow, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to the Secretary of FoxHollow in accordance with the provisions of our Bylaws, which require that the notice be received by the Secretary of FoxHollow no later than February 14, 2008.

Copy of Bylaw Provisions: You may contact the Secretary of FoxHollow at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

EXECUTIVE OFFICERS

Executive Officers and Senior Management

Set forth below is certain information concerning the executive officers of the Company as of April 15, 2007.

Name	Age	Position
John B. Simpson	63	Founder, Chief Executive Officer and Director
Matthew B. Ferguson	39	Chief Financial Officer
Ronald T. Steckel	53	Chief Operating Officer
Douglas S. Rohlen	39	President of Strategic Operations
Kevin D. Cordell	41	Senior Vice President of Global Sales
Daniel J. Lerner	45	Senior Vice President of Molecular Programs
Ronald W. Songer	49	Senior Vice President of Research and Development
Michael P. Ennen	33	Vice President of Global Marketing

John B. Simpson, Ph.D., M.D. founded our Company in September 1996 and has served as our Chief Executive Officer since January 2006. Dr. Simpson has served as a member of our Board since September 1996. From May 2004 to December 2005, Dr. Simpson also served as a consultant to our Company and from October 1996 to July 1997, Dr. Simpson served as our President. Since March 2000, Dr. Simpson has served in various positions at De Novo Ventures, a venture capital fund, including Managing Director and Clinical Director. Since 1983, Dr. Simpson has been a Partner at Cardiovascular Medicine and Coronary Interventions, a cardiology physician group. Prior to founding our Company, Dr. Simpson founded several other interventional cardiology companies, including Perclose, a manufacturer of femoral artery access site closure devices, Devices for Vascular Intervention, a manufacturer of atherectomy devices, and Advanced Cardiovascular Systems, a manufacturer of balloon angioplasty devices. Dr. Simpson is a Professor of Clinical Medicine at Stanford University. Dr. Simpson holds a B.S. in Agriculture from Ohio State University, an M.D. from the Duke University School of Medicine and an M.S. and a Ph.D. in Biomedical Science from the University of Texas.

Matthew B. Ferguson has served as our Chief Financial Officer since January 2004. From July 2002 to January 2004, Mr. Ferguson served as our Vice President of Finance and Business Development. From February 1998 to January 2002, Mr. Ferguson held several positions at ChannelPoint, a developer of e-commerce software for the insurance industry, including Director of Finance, Director of Corporate Development and Director of Sales Operations. Mr. Ferguson holds a B.S. in Civil Engineering from Stanford University, an M.S. in Mechanical Engineering from the University of Pennsylvania and an M.B.A. from the University of California at Berkeley.

Ronald T. Steckel has served as our Chief Operating Officer since January 2006. From July 2004 to December 2005, Mr. Steckel served as our Senior Vice President of Operations and Research and Development. From March 2003 to January 2004, Mr. Steckel served as the Vice President of Operations at Bacchus Vascular, a manufacturer of catheter-based products. From June 1998 to September 2002, Mr. Steckel held several positions at RITA Medical Systems, a manufacturer of tumor ablation devices, including Vice President of Operations and Senior Vice President of Operations. Mr. Steckel holds a B.S. in Biology from Blackburn University and an M.B.A. from Lake Forest College.

Douglas S. Rohlen has served as our President of Strategic Operations since January 2006. From May 2004 to December 2005, Mr. Rohlen served as our Vice President of Corporate Development and Investor Relations and as our Director of Business Development. From 2001 to 2004, Mr. Rohlen served as President and Chief Executive Officer of Olive Hill Development, a land development company. From 2000 to 2001, Mr. Rohlen served as a project consultant at Massachusetts General Hospital. From 1999 to 2000, Mr. Rohlen held the position of Director of Business Development at LuMend Corporation, a privately-held company that develops chronic total occlusion products in the treatment of peripheral vascular disease which was recently acquired by Cordis Corporation. In 1999, Mr. Rohlen served as Entrepreneur in Residence at Alta Partners, a venture capital firm. Mr. Rohlen holds a B.A. in History from Stanford University and an M.B.A. from Harvard Business School.

Kevin D. Cordell has served as our Senior Vice President of Global Sales since March 2007. From December 2003 to March 2007, Mr. Cordell served as Vice President of Sales at Cordis Cardiology. From March 1998 to December 2003, Mr. Cordell held various management roles, including Senior Director of Worldwide Marketing, Senior Director of Field Sales and Region Business Director, at Centocor, a Johnson & Johnson company. Mr. Cordell holds a B.S. degree in Finance from the University of Oklahoma.

Daniel J. Lerner has served as our Senior Vice President of Molecular Programs since October 2006. From October 2005 to October 2006, Dr. Lerner served as our Vice President of Molecular Programs. From September 2001 to October 2005 Dr. Lerner was a member of the Division of Cardiology at Weill Medical College of Cornell University. Dr. Lerner completed his cardiology fellowship and residency training at University of California at San Francisco, where he served as Chief Medical Resident. Dr. Lerner holds an M.D. from the University of California at San Francisco and B.S. degrees in Mechanical Engineering and Biology from Stanford University.

Ronald W. Songer has served as our Senior Vice President of Research and Development since August 2006. From February 1993 to August 2006, Mr. Songer served as Divisional Vice President, Research and Development, at Abbott Vascular. Mr. Songer has also held various management roles at companies including Perclose, Abbott Laboratories, Spectranetics and Guidant. Mr. Songer holds a B.S. degree in Nuclear Engineering from the University of California at Santa Barbara and a M.S. degree in Mechanical Engineering from the University of California at Berkeley.

Michael P. Ennen, M.D. has served as our Vice President of Global Marketing since January 2007. From May 2001 to January 2007, Dr. Ennen worked at McKinsey & Company’s healthcare practice as an engagement manager working with medical device, pharmaceutical and biotechnology companies. Prior to McKinsey, Dr. Ennen worked at the Stanford University Office of Medical Development. Dr. Ennen has also held research and development positions at Skolar.com and at the Department of Cardiovascular Research at Stanford University. Dr Ennen holds a B.S. in Genetics and Ecology from the University of Minnesota and an M.D. from the Stanford University School of Medicine.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of FoxHollow common stock as of March 31, 2007, except where otherwise noted, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•

each of our executive officers named in the summary compensation table on page 24 (our Chief Executive Officer and Chief Financial Officer and our three other most highly compensated executive officers);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of March 31, 2007 through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 29,413,376 shares of FoxHollow common stock outstanding as of March 31, 2007. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o FoxHollow Technologies, Inc., 740 Bay Road, Redwood City, California 94063-2469.

	Beneficial Ownership		Approximate Percent Owned
Beneficial Owner	Shares	Options Exercisable Within 60 Days
Merck & Co., Inc. (1)	3,206,318	—	10.9%
One Merck Drive
Whitehouse Station, N. J. 08889
Entities affiliated with Capital Research & Management Company (2)	3,139,900	—	10.7
333 South Hope Street
55th Floor
Los Angeles, CA 90071
Persons and Entities affiliated with Palo Alto Investors, LLC (3)	1,722,466	—	5.9
470 University Avenue
Palo Alto, CA 94301

Executive Officers and Directors
John B. Simpson, Ph.D., M.D. (4)	5,969,035	—	20.3
Matthew B. Ferguson	170,455	33,125	*
Robert W. Thomas (5)	—	—	—
Douglas S. Rohlen	398,177	88,541	1.7
Daniel J. Lerner	—	47,395	*
Ronald T. Steckel	—	100,732	*
Kevin D. Cordell	—	—	†
Ronald W. Songer	—	—	†
Michael P. Ennen	—	—	†

	Beneficial Ownership		Approximate Percent Owned
Beneficial Owner	Shares	Options Exercisable Within 60 Days
Tomoaki Hinohara, M.D.	10,723	26,750	*
Michael S. Hunt	223	223	*
Jeffrey B. Child	2,262	5,000	*
Richard N. Kender	200	—	*
Sanford Fitch	19,512	7,500	*
Myrtle S. Potter	762	5,000	*
All named executive officers and directors as a group (15 persons)	6,571,349	314,266	23.2

*	Indicates ownership of less than 1%.
†	Indicates ownership of 0%.
(1)	Based on information reported on a Schedule 13D filed by Merck & Co., Inc. on November 20, 2006. Merck & Co., Inc. possesses voting and dispositive power with respect to these shares.
(2)

Based on information reported on a Schedule 13G jointly filed by Capital Research & Management Company and SMALLCAP World Fund, Inc. with the SEC on February 12, 2007. Includes 1,994,900 shares held by SMALLCAP World Fund, Inc. Capital Research & Management Company is an investment advisor to various investment companies, including SMALLCAP World Fund, Inc.

(3)

Based on information reported on a Schedule 13G/A jointly filed by Palo Alto Investors, Palo Alto Investors, LLC and William L. Edwards with the SEC on February 14, 2007. Palo Alto Investors, Palo Alto Investors, LLC and William L. Edwards share voting and dispositive power with respect to these shares. Palo Alto Investors is the manager of Palo Alto Investors, LLC. Mr. Edwards is the controlling shareholder and President of Palo Alto Investors.

(4)

Includes 204,733 shares held by FoxHollow, a California Limited Partnership. Dr. Simpson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also includes 517,990 shares held in a trust for the benefit of Dr. Simpson’s son of which Dr. Simpson serves as a trustee. Dr. Simpson disclaims beneficial ownership of these shares.

(5)	Robert W. Thomas served as our President and Chief Executive Officer until January 3, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2006, all reports were timely filed, with the exceptions noted herein.

One late Form 4 report was filed by Leslie L. Trigg on February 15, 2006 to report the exercise of an option to purchase 6,000 shares of our common stock that occurred on December 31, 2005 and which was omitted from the Form 4 report filed by Ms. Trigg on January 19, 2006.

One amended Form 4 report was filed by Douglas Rohlen on June 5, 2006 to report direct beneficial ownership of an additional 511 shares of our common stock that were omitted from the Form 4 report filed by Mr. Rohlen on May 3, 2006.

One late Form 4 report was filed by each of Jeffrey B. Child, Sanford Fitch, Tomoaki Hinohara, M.D. and Myrtle S. Potter on September 15, 2006 to report the receipt of stock grants each in the amount of 159 shares of our common stock that occurred on August 31, 2006.

One late Form 4 report was filed by Robert P. Wood on September 21, 2006 to report the receipt of a stock option to purchase 135,000 shares of our common stock that was granted on September 11, 2006.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board of Directors consists of seven directors and the Board has the authority to further increase the size of the Board at its discretion. Our company’s directors are John B. Simpson, Michael S. Hunt, Richard N. Kender, Jeffrey B. Child, Sanford Fitch, Tomoaki Hinohara and Myrtle S. Potter. Our Board has determined that each of the directors other than John B. Simpson, our Company’s Founder and Chief Executive Officer, and Richard N. Kender is independent under the listing standards established by the rules of the NASDAQ Stock Market, LLC (“NASDAQ”).

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. None of the members of the Audit, Compensation or Nominating and Corporate Governance Committees was an officer or employee of our company in 2006. From time to time, our Board may also create various ad hoc committees for special purposes. The function and membership of each of these committees is described below.

Name of Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
John B. Simpson	—		—		—
Michael S. Hunt	X		—		X
Richard N. Kender	—		—		—
Jeffrey B. Child	X		X	(*)	—
Sanford Fitch	X	(*)	X		—
Tomoaki Hinohara	—		—		X
Myrtle S. Potter	—		X		X	(*)
Number of Meetings Held During the Last Fiscal Year	10		5		2

X = Committee member

*	= Chairman of Committee

Audit Committee. The Audit Committee oversees our accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of our financial statements and related disclosures, the qualifications, independence, and performance of our independent auditor and our compliance with applicable legal requirements and its business conduct policies. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Our Board has determined that Sanford Fitch continues to qualify as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee has a written charter, which was adopted by our Board in July 2004, which is attached hereto as Appendix A and can be obtained free of charge by writing to us at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Compensation Committee. The Compensation Committee administers our equity compensation plans, determines the compensation for our executive officers, and recommends to our Board appropriate compensation for our President and Chief Executive Officer. The Compensation Committee has a written charter, which was adopted by our Board in July 2004 and can be obtained free of charge by writing to us at the address appearing on the first page of this proxy statement to the attention of the Secretary. The Compensation Committee consists of Messrs. Child and Fitch and Ms. Potter, with Mr. Child serving as its chairman. All members of the Compensation Committee are independent as determined under the various NASDAQ, Securities and Exchange Commission and Internal Revenue Service qualification requirements. The Compensation Committee is governed by a written charter approved by our Board of Directors. The functions of this committee include, among other things: reviewing and, as it deems appropriate, recommending to our Board of Directors, policies, practices and procedures relating to the compensation of our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans; and establishing appropriate incentives for officers to encourage high performance, promote accountability and adherence to company values and further our long-term strategic plan and build long-term value.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists our Board in ensuring that it is properly constituted and conducts itself appropriately in carrying out its duties and meeting its fiduciary obligations, and that we have, and follow, appropriate corporate governance standards. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the NASDAQ rules. The Committee is responsible for developing and recommending to our Board the governance principles applicable to our company; overseeing the evaluation of our Board and management of our company; recommending to our Board director nominees for each committee; and assisting our Board in identifying prospective director nominees and determining the director nominees for election at annual meetings of our stockholders. We do not pay any third party to identify, evaluate, or assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee has a written charter, which was adopted by our Board in July 2004 and can be obtained free of charge by writing to us at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Current copies of the charters for each committee of the Board of Directors can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Meetings Attended by Directors

The Board of Directors held 23 meetings during 2006. The Audit Committee and the Compensation Committee held 10 and 5 meetings, respectively, during 2006. The Nominating and Corporate Governance Committee held 2 meetings during 2006. During the last year, only one incumbent director, Tomoaki Hinohara attended fewer than 75% of the meetings of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Company encourages, but does not require, members of our Board to attend the annual stockholders meeting. Five out of the six directors then in office attended the 2006 annual meeting of stockholders.

After our initial public offering in October 2004, the independent directors began having meetings following the regularly scheduled board meetings at which only they were present. The meetings of the independent directors typically will continue to take place in connection with the regularly scheduled meetings of the full Board. However, the independent directors did not hold any separate meetings during 2006. The independent directors may meet at such other times as they deem necessary or appropriate.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 740 Bay Road, Redwood City, California 94063-2469: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and FoxHollow within the last three years and evidence of ownership of FoxHollow stock by the recommending stockholder.

Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves in a manner consistent with our Code of Business Conduct and Ethics. While the Nomination and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Nomination and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to our Board are suggested by existing directors or by our executive officers. Candidates may also come to the attention of our Board through professional search firms, stockholders or other persons. The Nomination and Corporate Governance Committee shall carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Nomination and Corporate Governance Committee’s discretion, include a review solely of information provided to the Nomination and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nomination and Corporate Governance Committee deems proper. The Nomination and Corporate Governance Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Nomination and Corporate Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Nomination and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

Code of Business Conduct and Ethics

FoxHollow is committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business Conduct and Ethics (the “Code”) for our directors, officers (including our principal executive officer and principal financial officer) and employees. The Code reflects our values and the business practices and principles of behavior that support this commitment. We expect all directors, as well as officers and employees, to act ethically at all times. The Code is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a “code of conduct.” The Code is an Exhibit to our 2004 Annual Report on Form 10-K filed with the SEC on March 28, 2005 and is available on our Company’s website at www.foxhollowtech.com under “Company—Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the NASDAQ, on our website.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee nor any executive officer of FoxHollow has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of FoxHollow.

Certain Relationships and Related Party Transactions

We describe below transactions and series of similar transactions that have occurred since January 1, 2006 to which we were a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

Effective September 1, 2005 we entered into an agreement with JBS Consulting, LLC (“JBS Consulting”) and an agreement with JBS Consulting and Dr. Simpson, regarding the use of a private aircraft owned by JBS Consulting for company business related travel by our directors, officers and employees. Dr. Simpson is the president and managing officer of JBS Consulting. Pursuant to these agreements, JBS Consulting will be reimbursed for the cost of first class airfare for all flights in connection with company business related travel by Dr. Simpson and the cost of coach airfare for all flights in connection with company business related travel by other directors, officers, and employees.

In September 2006, we entered into an Amended and Restated Collaboration and License Agreement (the “Amended Merck Collaboration Agreement”) as well as a Stock Purchase Agreement and a Registration Rights Agreement with Merck & Co., Inc. which became effective on November 9, 2006. Under the terms of the Stock Purchase Agreement, we issued approximately 3.2 million shares of our stock to Merck. Under the terms of the Amended Merck Collaboration Agreement, we perform certain collaboration activities as directed by Merck, including removal of atherosclerotic plaque from patient arteries for analysis, conduct of clinical trials and drug profiling by Merck. We receive compensation for our performance under the Amended Merck Collaboration agreement and recognize related research collaboration revenue.

Family Relationships

Douglas S. Rohlen, President of Strategic Operations, is the brother-in-law of Matthew B. Ferguson, our Chief Financial Officer, and the son-in-law of Dr. John B. Simpson, our Chief Executive Officer. There are no other family relationships among any of our directors or executive officers.

Communications with the Board of Directors

Stockholders wishing to communicate with the Board or with an individual Board member concerning FoxHollow may do so by writing to the Board or to the particular Board member, and mailing the correspondence to Attn: Board of Directors, c/o Secretary, FoxHollow Technologies, Inc., 740 Bay Road, Redwood City, California 94063-2469. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Audit Committee of the Board of Directors is comprised solely of independent directors (as defined by NASDAQ rules) all of whom were all appointed by the Board. The Audit Committee operates pursuant to a written charter (“the Charter”) which it reassesses on an annual basis. Current copies of the Charter can be obtained free of charge by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary. Under the Charter, the Audit Committee has authority to retain outside legal, accounting or other advisors as its deems necessary to carry out its duties and to require FoxHollow to pay for such expenditures. The purpose of the Audit Committee is to provide general oversight of FoxHollow’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

The Audit Committee has responsibility for the appointment, compensation, retention and oversight of FoxHollow’s independent registered public accounting firm. The Audit Committee monitors FoxHollow’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of FoxHollow’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees FoxHollow’s internal compliance programs. The function of the Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee members are not professional accountants or auditors.

The Audit Committee provides counsel, advice and direction to management and the independent registered public accounting firm on matters for which it is responsible based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

FoxHollow’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for 2006 with FoxHollow’s management.

2. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The Audit Committee has received written disclosures and a letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with PricewaterhouseCoopers LLP their independence.

4. Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in FoxHollow’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The foregoing report is provided by the undersigned members of the Audit Committee.

Sanford Fitch, Chair

Jeffrey B. Child

Michael S. Hunt

COMPENSATION DISCUSSION AND ANALYSIS

The philosophy of the Compensation Committee of our board of directors is to provide competitive levels of total compensation to attract and retain talented, qualified executives who are critical to our long-term success; combine base salary, bonus and stock option awards and restricted stock unit grants to motivate all of our employees; and to align the financial interest of executives and stockholders through equity-based plans. We believe that the compensation of our executives should reward their success as a management team, rather than individuals, in attaining key operating objectives, namely growth of revenue and growth of net income, as well as other nonfinancial corporate objectives.

Compensation is comprised of base salary, adjusted annually by our Compensation Committee based on both market compensation for similar positions and the individual performance of each executive; annual non-equity incentive payments based upon the achievement of corporate objectives; and equity-based awards and restricted stock unit grants which provide long-term compensation based on company performance. The long-term component of our compensation is aimed at tying compensation levels to the generation of long-term stockholder value.

Mercer Human Resource Consulting, or Mercer Consulting, a compensation consulting company, was retained by our Compensation Committee in January 2006 to help us evaluate our compensation philosophy and provide guidance to us in administering our compensation programs. Mercer Consulting provides us with market data on a peer group of companies in the medical device industry including, Arthrocare, Biosite, Cytyc, ev3, Intuitive Surgical, Kyphon, and LifeCell and data from published surveys and advice on current industry practices with regard to salaries, bonuses, stock option grants and restricted stock grants. We benchmark salary, bonus and total compensation for each of our executive officers against this peer group of companies in the medical technology industry. Mercer Consulting assists us in benchmarking this information, as well as other information obtained by the members of our Compensation Committee, against the compensation we offer to ensure that our compensation program is competitive. Our Compensation Committee plans to have Mercer Consulting continue to provide it with this market data and advice in the future to help it establish annual salary increases, target incentive payment amounts, and additional equity-based awards.

Role and Authority of Compensation Committee

The Compensation Committee consists of Messrs. Child and Fitch and Ms. Potter, with Mr. Child serving as its chairman. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and satisfies the independence requirements imposed by NASDAQ.

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers. The Compensation Committee reviews and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. Our Compensation Committee recommends approval of option grants to our Board and our Board meets on a regular monthly basis to approve option grants. The Compensation Committee also periodically reviews director compensation.

The Compensation Committee operates under a written charter adopted by our Board, which is available on our website. The charter permits the Compensation Committee to engage outside consultants when appropriate to assist in carrying out its responsibilities. The Committee may also obtain advice and assistance from internal or external legal, accounting or other advisers selected by the Compensation Committee.

Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee. Our Compensation Committee evaluates management’s proposal together with the data and advice obtained from Mercer Consulting in order to reach a decision on the appropriate level of compensation. The Compensation Committee does not delegate any of its functions to others in setting compensation.

The Role of our Executives in Setting Compensation

The Compensation Committee on occasion meets with members of our management to obtain recommendations with respect to company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Compensation Committee on the base salary, bonus targets and equity compensation for the executive team and other employees. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The Compensation Committee often provides management with input after discussing its recommendations that allows management to further refine its proposals. The Board and the Compensation Committee retain the ultimate authority to make decisions with respect to the compensation of our named executive officers and do not delegate any of their functions to other individuals or committees in establishing compensation.

Compensation Components

Executive compensation consists of a base salary, non-equity incentive bonuses, stock options, performance-based restricted stock units, and participation in the company’s employee stock purchase plan. We balance short-term compensation provided by salaries and bonuses with the potential for long-term compensation provided by options and restricted stock units. A significant proportion of our executives’ overall compensation is tied directly to company and individual performance.

Base Salary

We determine our executive salaries based on job responsibilities and individual experience and also benchmark the amounts we pay against comparable competitive market compensation for similar positions within the medical technology industry, and within a peer group of companies. Our Compensation Committee expects to continue to provide salaries to our executive officers that are near the market median compensation provided to executives at comparable companies. Our Compensation Committee reviews the salaries of our executives annually and grants increases in salaries based on individual performance during the prior calendar year and current market conditions, as appropriate. For 2007, our Compensation Committee raised salaries by approximately 25% to 50% to adjust these salaries to be more consistent with industry averages.

Non-Equity Incentive Programs

Our bonus awards are designed to reward our executives for the achievement of the Company’s shorter-term financial goals, principally increases in revenue and net income, the achievement of certain nonfinancial corporate objectives, and for some of our executive officers, individual performance objectives. The committee works together with management to establish the criteria that must be met before bonuses will be paid. These measurement criteria may include a combination of company and individual performance metrics. The Compensation Committee retains the discretionary authority as to whether bonuses are awarded, and decides on the amount of the bonus payments after taking into account all relevant factors during the prior fiscal year. The Compensation Committee measures performance by the company and/or individual against the measurement criteria to determine whether the criteria have been met and assess whether bonuses should be paid. The Compensation Committee considers each officer’s eligibility for a bonus individually. It does not have a policy of waiving or modifying the performance goals but the Compensation Committee retains the authority to determine whether the corporate and individual objectives have been met and to make certain adjustments as it deems appropriate.

In February 2006, our Compensation Committee approved eligibility for our executive officers to receive bonuses based on 2006 individual and/or corporate performance achievements. Target bonuses for Ronald Steckel, Matthew Ferguson and Douglas Rohlen were based on the achievement of certain corporate performance targets tied to our revenue, net income excluding stock based compensation charges and clinical development. Target bonuses for Richard Zimmer, Suzon Lommel, Angela Soito and Leslie Trigg were based on both the achievement of (i) certain individual performance objectives tailored to each executive officer’s role in our company and (ii) certain corporate performance targets tied to the company’s revenue, net income excluding stock based compensation charges and clinical development. Target bonus payments were based on the achievement of 100% of corporate performance targets in the case of Ronald Steckel, Matthew Ferguson and Douglas Rohlen and the achievement of 100% of both individual performance objectives and corporate performance targets in the case of Richard Zimmer, Suzon Lommel, Angela Soito and Leslie Trigg. Maximum bonuses were capped at 125% of each individual’s target bonus. In October 2006, our Board of Directors approved a cash bonus of $150,000 to each of the following individuals: Dan Lerner, Angela Soito and Richard Zimmer, for the services they provided in connection with the negotiation and execution of an Amended and Restated Collaboration and License agreement with Merck. Also in 2006, Dan Lerner received a sign-on bonus of $100,000. In 2007, we paid $75,000 to each of Matthew Ferguson, Ronald Steckel and Douglas Rohlen, $76,500 to Angela Soito and $66,333 to Richard Zimmer for corporate and individual performance in 2006.

In April 2007, our Board established 2007 bonus amounts based on various corporate and individual performance metrics at threshold, target and maximum levels. By providing threshold, target and maximum levels of awards our Board and Compensation Committee intends to provide adequate incentive to our executives to perform while maintaining flexibility in determining the appropriate amount of the awards. For John Simpson, Matthew Ferguson, Douglas Rohlen and Ronald Steckel, the bonus amounts at threshold, target and maximum levels are based on achievement of certain corporate objectives and weighted thirty-three and one-third percent (33.3%) non-financial and sixty-six and two-thirds percent (66.7%) financial. For other executives that are eligible for bonuses, bonus amounts are based on achievement of a combination of individual and corporate objectives. For more information on 2007 bonuses see our Current Report on Form 8-K as filed with the SEC on April 16, 2007 which is hereby incorporated by reference.

In the future, our Compensation Committee intends to provide annual non-equity incentive compensation at approximately the market median provided to executives at comparable companies and, with the assistance of its compensation consultant, to periodically assess bonus awards against industry and peer groups to continue to provide compensation at levels that are competitive for attracting and retained skilled employees.

Restricted Stock Units

In April 2007, our Board began granting restricted stock units, or RSUs, to certain of our employees based on the recommendation of our management and the Compensation Committee. RSUs represent a contingent right to receive a number of shares of our common stock at a future date based on continued service as an employee and individual or corporate performance. The grant of RSUs provides a long-term incentive to employees to continue providing services to the company for a period of time and, in the case of our executives, ties the performance of the company directly to a portion of their compensation, thereby aligning the interests of our stockholders with those of our employees.

Employees below the level of vice president are eligible to receive restricted stock unit grants based on their performance and position with the company. Recipients of these time-based RSUs will vest in 25% of the shares of common stock underlying the RSU at the end of each one-year anniversary of the date of grant, provided that the recipient continues to provide services to our company. We also grant RSUs to the executives of our company which vest based on the achievement of certain corporate financial metrics and the performance of our stock in comparison to the NASDAQ Medical Equipment Index. Recipients of these performance-based RSUs vest in the shares of common stock underlying the RSUs only if these corporate metrics are achieved. In the case of our Chief Executive Officer, the shares of common stock underlying his RSU grant will vest based on the achievement of certain performance metrics for fiscal year 2008. All other executive officer recipients will vest in the shares of common stock underlying their RSU grants based on the achievement of certain performance metrics for fiscal years 2008 and 2009, with half of the shares underlying the RSUs subject to vesting based on the 2008 metrics and the remaining half of the shares underlying the RSUs subject to vesting based on the 2009 metrics. Vesting for the performance-based RSUs will occur as to 35% of the shares at threshold, 100% of the shares at target and 165% of the shares at maximum levels. By providing threshold, target and maximum levels of awards our Board and Compensation Committee intend to provide adequate incentive to our executives to perform while maintaining flexibility in determining the appropriate amount of the awards. Our Compensation Committee retains the authority to determine whether the corporate metrics have been met and to make adjustments based on certain corporate events.

Stock Options

We believe that equity ownership in our company is important to provide our executive officers and employees with long-term incentives to build value for our stockholders. We also regard our equity incentive plan as a key retention tool. Our Compensation Committee establishes stock option guidelines with input from management and Mercer Consulting for the various position levels within our organization. The Compensation Committee recommends, but our Board approves, option grants at regularly scheduled monthly meetings. The exercise price of our options is the closing price of our common stock on the date of grant. Each executive officer is initially provided with an option grant when they join our company based upon their position with us and the market range of awards provided to executives at comparable companies. These initial grants generally vest over four years and no shares vest before the one year anniversary of the option grant.

Additionally, each year our Board grants each executive officer an additional option grant based on the market range of awards provided to executives at comparable companies, as recommended by Mercer, our management and our Compensation Committee. These additional grants generally vest over four years and no shares vest before the one-year anniversary of the option grant. Additional option grants are given to each executive based on position and performance. In determining the size of the option grant to award, our Compensation Committee assesses factors such as the individual’s percentage ownership in the company, the amount of shares that remain unvested under outstanding option grants to such individual, the criticality of retaining such individual and the data received from Mercer on equity ownership by employees that are similarly situated at other companies in the medical technology industry.

For example, if we were to hire a new vice president of marketing, we would provide such executive with an initial option grant for a number of shares that is consistent with the data and advice that we receive from Mercer for comparable companies in the medical device industry. On an annual basis, our Compensation Committee would assess the appropriate individual and corporate goals for this executive and provide additional option grants based upon the achievement by the executive and benchmarked against a peer group of other medical technology companies.

The specific provisions of our option plans are as provided for below.

1997 Stock Plan. In March 1997, the Company adopted the 1997 Stock Plan under which the Board may issue incentive stock options to employees and non-qualified stock options to employees, directors and consultants. The Board has the authority to determine to whom options will be granted, the number of shares, the term and exercise price (which cannot be less than fair market value at date of grant for incentive stock options or 85% of fair market value for nonqualified stock options). If an individual owns stock representing more than 10% of the outstanding shares, the price of each incentive stock option shall be at least 110% of fair market value, as determined by the Board, but this restriction does not apply to non-qualified stock options. The options vest and are exercisable at times and increments as specified by the Board and generally expire 10 years from the date of grant. Upon the completion of the initial public offering, the Company’s 1997 Stock Plan was terminated and the Board determined not to grant any additional awards under the 1997 Plan. However, the 1997 Plan will continue to govern the terms and conditions of the outstanding awards issued thereunder.

2004 Equity Incentive Plan. In July 2004, the Company adopted the 2004 Equity Incentive Plan under which the Board may issue incentive stock options to employees and non-statutory stock options, restricted stock, stock appreciation rights, performance units and performance shares to employees, directors and consultants. The 2004 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the lesser of: 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year; 2,500,000 shares; and such other amount as the Board may determine. The number of shares authorized for issuance under the 2004 Equity Incentive Plan will also be increased by any shares returned to the 1997 Stock Plan as a result of the termination of options or the repurchase of unvested shares issued under the 1997 Stock Plan.

The Board and the Compensation Committee administer the 2004 Plan. Our Compensation Committee consists of at least two or more “outside directors” within the meaning of Section 162(m) of the Code so that options granted under the 2004 Equity Incentive Plan qualify as “performance based compensation.” Under Section 162(m) of the Code, the annual compensation paid to our named executive officers will only be deductible to the extent it does not exceed $1,000,000. However, we can preserve our deduction with respect to income recognized pursuant to options if the conditions for performance based compensation under Section 162(m) are met, which requires, among other things, that options be granted by a committee consisting of at least two “outside directors.” Subject to the provisions of our 2004 Equity Incentive Plan, the Compensation Committee has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The Compensation Committee also has the authority to amend existing awards to reduce their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the Compensation Committee and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a lower exercise price. The Compensation Committee also has the authority to determine to whom options will be granted, the number of shares, the term and exercise price (which cannot be less than fair market value at date of grant for incentive stock options or 85% of fair market value for nonqualified stock options). If an individual owns stock representing more than 10% of the outstanding shares, the price of each incentive stock option shall be at least 110% of fair market value, as determined by the board of directors, but this restriction does not apply to non-qualified stock options. The options vest and are exercisable at times and increments as specified by the Board, and generally expire 10 years from the date of grant.

After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for one month following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Restricted stock may be granted under our 2004 Equity Incentive Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock granted to any employee, director or consultant. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate (for example, it may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the Compensation Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Stock appreciation rights may be granted under our 2004 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2004 Equity Incentive Plan, the Compensation Committee determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Performance units and performance shares may be granted under our 2004 Equity Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. The Compensation Committee will establish organizational or individual performance goals at its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the Compensation Committee, at its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the Compensation Committee prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The Compensation Committee, at its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Unless the Compensation Committee provides otherwise, our 2004 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Our 2004 Equity Incentive Plan provides that in the event of a merger or “change in control,” as defined in the 2004 Equity Incentive Plan, each outstanding award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute each outstanding award, each award will fully vest and each award holder will have the right to exercise all of his or her outstanding awards, all restrictions on restricted stock will lapse, and, with respect to performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, the Compensation Committee will notify the award holder in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. The award will terminate upon the expiration of the period of time the Compensation Committee provides in the notice. In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Our 2004 Equity Incentive Plan will automatically terminate in 2014, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the 2004 Equity Incentive Plan provided such action does not impair the rights of any participant.

Activity under our stock plans. As of December 31, 2006, options to purchase an aggregate of 7,153,551 shares of common stock (net of options cancelled) had been granted and options to purchase 3,980,697 shares had been exercised pursuant to the 1997 Stock Plan and the 2004 Equity Incentive Plan. Options to purchase 3,172,854 shares of common stock remained outstanding under the 1997 Stock Plan and the 2004 Equity Incentive Plan as of December 31, 2006, and options to purchase 434,777 shares of common stock remained available under the 2004 Equity Incentive Plan for future grant.

Section 162(m) of the Code. Section 162(m) of the United States Internal Revenue Code of 1986, as amended, may limit our ability to deduct for United States federal income tax purposes compensation paid to either our Chief Executive Officer or to any of our four other highest paid executive officers in any one fiscal year that is, for each such person, in excess of $1,000,000. None of our executive officers received any such compensation in excess of this limit during fiscal year 2006. Grants under the 2004 Equity Incentive Plan are not subject to the deduction limitation, including the option grant limitations described below. Until the annual meeting of our stockholders in 2008, or until the plan is materially amended, if earlier, awards granted under the plan will be exempt from the deduction limits of Section 162(m).

In order to preserve our ability to deduct the compensation income associated with options granted to such executive officers pursuant to Section 162(m) of the Code, our 2004 Equity Incentive Plan provides that no optionee may be granted option(s) to purchase more than 1,750,000 shares of our common stock in any one fiscal year; provided that in connection with an optionee’s initial service, an optionee may be granted an option to purchase up to 2,500,000 shares of our common stock.

Tax Consequences. The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under our 1997 Stock Plan and our 2004 Equity Incentive Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options. Optionees recognize no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option, or ISO shares, within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. We will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonstatutory Stock Options. Optionees generally recognize no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee of ours, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

2004 Employee Stock Purchase Plan. In July 2004, we adopted the 2004 Employee Stock Purchase Plan, and made a total of 600,000 shares of common stock available for sale. In addition, the 2004 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the Plan on the first day of each fiscal year equal to the lesser of: 2% of the outstanding shares of our common stock on the first day of the fiscal year; 1,000,000 shares; and such other amount as our board of directors may determine. In January 2007 an additional 587,582 shares were automatically reserved for issuance in 2007. All of our employees are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted an option to purchase stock if such employee: immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or whose rights to purchase stock under all of our employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock for each calendar year.

Offering periods generally start on the first trading day on or after May 1 and November 1 of each year. Our 2004 Employee Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation which includes a participant’s base salary, wages, overtime pay, commissions, and other compensation remuneration paid directly to the employee. A participant may purchase a maximum of 5,000 shares during a six-month purchase period. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month purchase period. The price is 85% of the lower of the fair market value of our common stock at the beginning of an offering period or after a purchase period end. If the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, participants will be withdrawn from the current offering period following their purchase of shares on the purchase date and will be automatically re-enrolled in a new offering period. Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with us. The 2004 Employee Stock Purchase Plan will automatically terminate in 2024, unless we terminate it sooner. As of December 31, 2006, 524,030 shares have been issued to date in connection with the 2004 Employee Stock Purchase Plan.

Our Compensation Committee administers the Employee Stock Purchase Plan. Our Compensation Committee has full and exclusive authority to interpret the terms of the Employee Stock Purchase Plan and determine eligibility to participate subject to the conditions of the Plan as described below.

A participant may not transfer rights granted under the Employee Stock Purchase Plan other than by will, the laws of descent and distribution, or as otherwise provided under the Employee Stock Purchase Plan.

In the event of our merger or change in control, as defined under the Employee Stock Purchase Plan, a successor corporation may assume or substitute for each outstanding option. If the successor corporation refuses to assume or substitute for the option, the offering period then in progress will be shortened, and a new exercise date will be set. The Compensation Committee will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Our Board has the authority to amend, suspend or terminate the Employee Stock Purchase Plan, except that, subject to certain exceptions described in the Employee Stock Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under the Employee Stock Purchase Plan.

401(k) Plan

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) defined contribution plan that we maintain for the benefit of our eligible employees. Employees of our company are eligible to participate upon attaining the age of 18 and there is no waiting period before eligible employees may start participating. Currently, employees may elect to defer their compensation up to statutorily prescribed limits. An employee’s interests in his or her deferrals are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

In January 2007 we terminated our 401(k) plan and adopted a new 401(k) plan that is substantially the same as the terminated one. However, the new plan incorporates an employer matching program under which we match a portion of the participants’ contributions under a predetermined formula. Matching contributions vest yearly over a four year period based on participants’ dates of hire. Prior to 2007, we did not make any contributions to the Plan.

2006 Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2006 for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year. We refer to these persons as our named executive officers elsewhere in this proxy. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Salary	Bonus	Option Awards [1]	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
John B. Simpson Chief Executive Officer and Director	$300,000	$—	$97,550	$—	$—		$397,550

Matthew B. Ferguson Chief Financial Officer	215,000	75,000	516,390	—	—		806,390

Robert W. Thomas Former President, Chief Executive Officer and Director [3]	35,768	—	11,379,005	—	84,000	[2]	11,498,773

Douglas S. Rohlen President, Strategic Operations	200,000	75,000	711,250	—	—		986,250

Daniel J. Lerner Senior Vice President, Molecular Programs	218,750	250,000	458,506	—	—		927,256

Ronald T. Steckel Chief Operating Officer	225,000	75,000	513,297	—	—		813,297

[1]

Amounts represent the expensed fair value of stock options in 2006 under SFAS 123(R) as discussed in Note 3 of our 10-K, “Accounting For Stock-Based Compensation,” incorporated by reference to this proxy. This note describes the relevant assumptions used to determine the fair value of our option awards.

[2]	“All Other Compensation” consists of consulting fees earned by Mr. Thomas after his separation from the company.
[3]

Robert W. Thomas was President and Chief Executive Officer until January 3, 2006. The amount in the “Option Awards” column represents the fair value of the continued vesting of his stock option awards after his separation from the company.

Grants of Plan-Based Awards in 2006

The following table lists grants of plan-based awards made to our named executive officers in 2006 and related total fair value compensation for 2006.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards [1]
		Threshold	Target	Maximum	Threshold	Target	Maximum
John B. Simpson	—	—	—	—	—	—	—	—	$—	$—
Matthew B. Ferguson	2/17/2006	—	—	—	—	—	—	50,000	30.60	679,825
Robert W. Thomas	—	—	—	—	—	—	—	—	—	—
Douglas S. Rohlen	2/17/2006	—	—	—	—	—	—	50,000	30.60	679,825
Daniel J. Lerner	1/6/2006	—	—	—	—	—	—	100,000	34.28	1,523,160
	2/17/2006	—	—	—	—	—	—	25,000	30.60	339,913
Ronald T. Steckel	2/17/2006	—	—	—	—	—	—	50,000	30.60	679,825

[1]

Amounts represent the total fair value of stock options granted in 2006 under SFAS 123(R) as discussed in Note 3 of our 10-K, “Accounting For Stock-Based Compensation” incorporated by reference to this proxy.

Equity Incentive Awards Outstanding as of December 31, 2006

The following table lists the outstanding equity incentive awards held by our named executive officers as of December 31, 2006.

Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Vesting Commencement Date [1]
	Exercisable	Unexercisable
John B. Simpson	—	3,646	$0.32	3/10/2013	1/22/2003
Matthew B. Ferguson	—	1,823	0.32	3/10/2013	1/22/2003
	—	27,738	0.32	1/29/2014	1/29/2004
	14,375	15,625	28.20	1/31/2015	1/1/2005
	—	50,000	30.60	2/17/2016	2/17/2006
Robert W. Thomas	—	—	—	—	—
Douglas S. Rohlen	—	6,642	2.00	5/3/2014	5/1/2004
	59,895	65,105	28.20	1/31/2015	1/1/2005
	—	50,000	30.60	2/17/2016	2/17/2006
Daniel J. Lerner	29,166	70,834	34.28	1/6/2016	10/10/2005
	—	25,000	30.60	2/17/2016	2/17/2006
Ronald T. Steckel	89,586	85,105	4.00	7/26/2014	7/19/2004
	—	50,000	30.60	2/17/2016	2/17/2006

[1]	Option grants vest 25% of the total number of shares on the one-year anniversary of the vesting commencement date and 1/48th of the total number of shares each month thereafter.

Aggregated Option Exercises in 2006

The following table lists the options exercised by our named executive officers in 2006.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
John B. Simpson	—	$—
Matthew B. Ferguson	—	—
Robert W. Thomas	864,621	23,782,972
Douglas S. Rohlen	—	—
Daniel J. Lerner	—	—
Ronald T. Steckel	53,748	1,345,689

(1)

The “Value Realized on Exercise” column under the “Option Awards” section is calculated as the difference between the exercise price and the market price on the day of exercise multiplied by the number of shares acquired upon exercise.

Employment Agreements

Employment with us is at will. We do not have employment agreements with any of our executive officers.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if it determines that doing so is in our best interests.

2006 Director Compensation

The following table sets forth a summary of the compensation we paid to our independent directors in 2006.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Tomoaki Hinohara, M.D.	$—	$87,930	$87,930
Michael S. Hunt	—	11,025	11,025
Jeffrey B. Child	9,000	87,930	96,930
Richard N. Kender	—	—	—
John B. Simpson, Ph.D., M.D.	—	—	—
Sanford Fitch	9,000	87,930	96,930
Myrtle S. Potter	9,000	102,528	111,528

(1)

Amounts represent the expensed fair value of stock options granted in 2006 under SFAS 123(R) as discussed in Note 3, “Accounting For Stock-Based Compensation,” to our financial statements included by reference herein. The full grant date fair value of the awards to each independent director, computed in accordance with FAS 123R, as discussed in Note 3 to our financial statements included by reference herein, is as follows: Tomoaki Hinohara $160,912; Michael S. Hunt $198,465; Jeffrey B. Child $160,912; Sanford Fitch $160,912; Myrtle Potter $428,848. At December 31, 2006, the aggregate number of option awards outstanding for each independent director was as follows: Tomoaki Hinohara 39,250; Michael S. Hunt 15,000; Jeffrey B. Child 27,500; Sanford Fitch 20,000; Myrtle Potter 30,000.

The Compensation Committee is responsible for reviewing and recommending to the Board the appropriate level of compensation for our directors. After a review of comparable medical device and biotech companies and following consideration of advice provided by Mercer Consulting, the committee established the compensation for each director, the chairperson of our committees and the lead independent director.

Our independent directors are reimbursed for their out-of-pocket expenses incurred in connection with attending board and committee meetings. We have in the past granted independent directors options to purchase our common stock pursuant to the terms of our 1997 Stock Plan, which has been replaced with our 2004 Equity Incentive Plan. Our 2004 Equity Incentive Plan provides for the automatic grant of options to our independent directors. Each independent director appointed to the Board will automatically receive an initial option to purchase 15,000 shares upon such appointment. At the first meeting of the Board following each annual meeting of our stockholders, each independent director who has been a director for at least six months automatically receives an option grant for 12,500 shares of our common stock except for the lead independent director who receives an option grant for 15,000 shares. All options granted under the automatic grant provisions have a term of 10 years and an exercise price equal to the fair market value on the date of grant. Each option to purchase shares resulting from an initial appointment to the Board becomes exercisable as to one-third of the shares upon each one year anniversary of the vesting commencement date, provided the independent director remains a director on such dates. Each annual option grant to purchase shares becomes 100% vested and fully exercisable as to all shares, one year from the date of grant, provided the independent director remains a director on such date. We pay each of our independent directors an annual retainer of $20,000 and an additional annual retainer of $12,000 for each of the chairpersons of our Compensation Committee and our Audit Committee and for our lead independent director, in consideration for their services provided in those respective roles. Independent directors may chose to receive their annual retainers in the form of fully-vested stock. Any annual retainers paid in stock are paid on a quarterly basis on the last day of the second month of each quarter. If a director elects to receive his or her annual retainer in stock, we issue shares of stock under our 2004 Equity Incentive Plan in an amount equal to the dollar amount of the annual retainer payable for such quarter divided by the closing sales price reported on NASDAQ for our common stock on the last day of the second month of such quarter.

Potential Paym ents Following a Change in Control

The following summaries set forth potential payments payable to our executive officers upon termination of employment following a change in control of us under their current change of control agreements with us. The Compensation Committee of our board of directors may, at their discretion, amend or add benefits to these arrangements as they deem advisable.

Executive Officers

Employment at our company is at will. We have entered into agreements with each of our employees at the level of vice president or above under which the vesting of options granted to these employees will accelerate upon a change in control. Under these agreements, on a change in control, our executives will immediately vest in 50% of the unvested shares underlying options then held by them, and in 50% of shares previously purchased by these executives that we are then entitled to repurchase. In addition, the shares underlying options held by these executives that remain subject to vesting will vest fully over the 12 months following a change in control, and our right to repurchase any shares previously purchased by the executive will lapse over 12 months following a change in control, so long as the executive continues to be employed by us or any successor entity, at a rate of one-twelfth of the shares subject to vesting or to our right to repurchase per month.

Under these agreements, a covered executive that is terminated without cause within 12 months of a change in control, will, in most circumstances, be eligible for a severance package under which: (i) all options held by the employee will become fully vested and any right we may have to repurchase any shares held by the employee will lapse, (ii) the employee will be paid an amount equal to the employee’s base salary for 12 months, if the employee is our Chief Executive Officer, Chief Operating Officer, President of Strategic Operations or Chief Financial Officer, or otherwise six months, and (iii) certain health coverage and benefits for that employee will be reimbursed for up to six months.

For the purpose of our change of control agreements, “change of control” means:

•

any merger or consolidation of us with any other corporation that would result in our voting securities outstanding immediately prior to such transaction no longer continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•	any person becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities.

If each of our named executive officers that is covered by a change in control agreement were to be terminated without cause within 12 months of a change in control, the amount of compensation that would be paid to them, as of December 31, 2006, is as follows (the value of accelerated options is based on a share price of $21.58 share as of December 31, 2006 minus the related exercise price of each unvested option times the number of options unvested as of December 31, 2006):

Name	Salary	Bonus	Health and Welfare Benefits	Value of Accelerated Options	Aggregate
John B. Simpson	$300,000	$—	$4,558	$77,514	$382,072
Matthew B. Ferguson	215,000	—	6,712	628,467	850,179
Douglas S. Rohlen	200,000	—	6,712	130,050	336,762
Daniel J. Lerner	137,500	—	5,726	*	143,226
Ronald T. Steckel	225,000	—	4,681	1,496,146	1,725,827

*	Indicates out-of-the-money options from which no benefit would be derived.

Members of our Board of Directors

We have also entered into agreements with each independent member of our board of directors under which all unvested shares underlying options then held by such director will become fully vested and immediately exercisable if such director is required to resign without cause within 12 months of a change of control.

Each of our 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan also contains change of control provisions as described above. See “—Stock Options—2004 Equity Incentive Plan” and “—Stock Options—2004 Employee Stock Purchase Plan.”

Severance Agreement

On March 5, 2007, we entered into a Severance Agreement with Kevin D. Cordell, our Senior Vice President of Global Sales. The terms of the agreement provide that if Mr. Cordell’s employment with us terminates as a result of an involuntary termination at any time after a CEO change and before December 31, 2008, and Mr. Cordell signs and does not revoke a standard release of claims with us, Mr. Cordell shall be entitled to the following severance benefits: (i) all shares underlying outstanding stock options granted to Mr. Cordell that would have vested through December 31, 2008 shall become fully vested and exercisable as of the termination date to the extent such stock options are outstanding and unexercisable at the time of such termination; provided however, that Mr. Cordell shall have 60 days following the termination date to exercise such options after which time any such options will terminate and Mr. Cordell will have no further rights to acquire the shares with respect thereto and the unexercised shares shall return to the equity plan from which they were granted; (ii) Mr. Cordell shall receive continuing payments of severance pay at a rate equal to his annual base salary rate (as agreed to and in effect immediately prior to Mr. Cordell’s termination, but in no event greater than $325,000 per annum) from the date of such termination through December 31, 2008 in accordance with our normal payroll policies; (iii) if such termination occurs before December 31, 2007, an amount equal to the pro-rata portion of Mr. Cordell’s target bonus for 2007, which amount shall be no greater than $300,000 multiplied by a fraction equal to: (1) the number of days between Mr. Cordell’s first day of employment at the Company and December 31, 2007 divided by (2) 365 days; and (iv) if such termination occurs after December 31, 2007 and before December 31, 2008 and the Compensation Committee has established a bonus for Mr. Cordell for 2008, an amount equal to the pro-rata portion of Mr. Cordell’s target bonus for 2008, which amount shall be no greater than $300,000 multiplied by a fraction equal to: (1) the number of days from January 1, 2008 and the date of termination divided by (2) 365 days.

If Mr. Cordell’s employment with us (i) terminates other than as a result of an involuntary termination following a CEO change or (ii) terminates after December 31, 2008 for any reason, then Mr. Cordell shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under our then existing severance and benefits plans and policies at the time of such termination.

Separation Agreement

On January 3, 2006, we entered into a Separation Agreement and Release with Robert W. Thomas, our former President and Chief Executive Officer. The terms of the Separation Agreement were disclosed on, and filed as an exhibit to, our Current Report on Form 8-K filed with the SEC on January 9, 2006. The separation agreement allowed for the continued vesting of shares over a consulting period from January 3, 2006 to December 31, 2006 in return for Mr. Thomas’ agreement to: i) provide limited transition services to assist our new chief executive officer and the company, upon request by the company, ii) refrain from engaging in competitive activities and iii) provide a general release of claims. The consulting agreement called for payments totaling $84,000 payable in 12 monthly installments during 2006. In addition, as a result of the continued vesting of shares called for in the agreement, we recognized a stock-based compensation charge of $11.4 million in January 2006.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our amended and restated bylaws, we are also empowered to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have in place directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.

We have in place indemnification agreements with our directors, executive officers and others. Under these agreements, we are required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if any of them may be made a party to such proceeding because he or she is or was one of our directors or officers. We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

REPORT OF THE COMPENSATION COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

Jeffrey B. Child, Chair

Myrtle S. Potter

Sanford Fitch

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our Board currently consists of seven directors, divided among the three classes as follows: two Class I directors, Dr. Tomoaki Hinohara and Michael S. Hunt whose terms will expire in 2008; two Class II directors, Jeffrey B. Child and Richard N. Kender, whose terms will expire at our Annual Meeting of Stockholders to be held in 2009; and three Class III directors, Dr. John B. Simpson, Sanford Fitch, and Myrtle S. Potter whose terms expire at our Annual Meeting of Stockholders to be held in 2007. Under our Amended and Restated Certificate of Incorporation and Bylaws, there is currently one vacancy for a Class I director.

Name	Term Expires	Age	Position	Director Since
Class I Directors
Tomoaki Hinohara, M.D. (3)	2008	56	Director of Cardiac Catheterization Laboratory, Sequoia Hospital	1997
Michael S. Hunt (2)	2008	60	Principal, Life Science Advisors	2006

Class II Directors
Jeffrey B. Child (1)(2)	2009	47	Chief Financial Officer of a Family Office of an Unaffiliated Third Party	2005
Richard N. Kender	2009	51	Vice President, Business Development and Corporate Licensing, Merck	2006
Class III Directors
John B. Simpson, Ph.D., M.D.	2007	63	Founder, Chief Executive Officer	1996
Sanford Fitch (1)(2)	2007	66	Former Vice President of Finance and Chief Financial Officer at Alvesta	2004
Myrtle S. Potter (1)(3)	2007	48	Former President, Commercial Operations, Genentech	2005

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of Nominating and Corporate Governance Committee

Director Nominees

The Board and the Nominating and Corporate Governance Committee has nominated Dr. John B. Simpson, Sanford Fitch and Myrtle S. Potter for re-election as Class III directors.

Dr. John B. Simpson founded our Company in September 1996 and has served as our Chief Executive Officer since June 2006 and has served as a member of our Board since September 1996. From May 2004 to December 2005, Dr. Simpson also served as a consultant to our Company and from October 1996 to July 1997, Dr. Simpson served as our President. Since March 2000, Dr. Simpson has served in various positions at De Novo Ventures, a venture capital fund, including Managing Director and Clinical Director. Since 1983, Dr. Simpson has been a Partner at Cardiovascular Medicine and Coronary Interventions, a cardiology physician group.

Sanford Fitch has served as a member of our Board since May 2004. From March 2001 to December 2002, Mr. Fitch served as Vice President of Finance and Chief Financial Officer at Alvesta, a fiber optic component manufacturing company. From March 2000 to December 2000, Mr. Fitch served as Senior Vice President of Finance and Chief Financial Officer at Cruel World, an Internet-based recruiting company. From 1994 to 1998, Mr. Fitch served as Senior Vice President of Finance and Operations and Chief Financial Officer at Conceptus, a manufacturer of contraceptive medical devices. From 1991 to 1994, Mr. Fitch served as Vice President of Finance and Administration and Chief Financial Officer at SanDisk, a manufacturer of flash memory products. Mr. Fitch currently serves on the board of IRIDEX, a manufacturer of medical laser systems. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

Myrtle S. Potter has served as a member of our Board since November 2005. Since August 2005, Ms. Potter has been a consultant with Myrtle Potter Consulting and since September 2006 has been an owner and operator of a number of real estate-related private entities. From May 2000 to August 2005, Ms. Potter held senior management positions at Genentech, a biotechnology company, including President and Executive Vice President of Commercial Operations and Chief Operating Officer. Prior to joining Genentech, Ms. Potter held the positions of President of U.S. Cardiovascular/Metabolics from November 1998 to May 2000, Senior Vice President of Sales, U.S. Cardiovascular/Metabolics from March 1998 to October 1998, Group Vice President of Worldwide Medicines Group from February 1997 to February 1998 and Vice President of Strategy and Economics, U.S. Pharmaceutical Group from April 1996 to January 1997 at Bristol-Myers Squibb, a pharmaceutical company. Previously, Ms. Potter held the position of Vice President of the Northeast Region Business Group at Merck & Co, a pharmaceutical company, from October 1993 to March 1996. Ms. Potter serves on the board of directors of Amazon.com, an online shopping company. Ms. Potter holds a B.A. in Political Science from the University of Chicago.

If elected, Dr. Simpson, Mr. Fitch and Ms. Potter will hold office as Class III directors until our Annual Meeting of Stockholders to be held in 2010, and until their respective successor is elected and qualified or until their earlier death, resignation or removal.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR CLASS III DIRECTORS LISTED ABOVE.

Directors Whose Terms Extend Until 2008

Tomoaki Hinohara, M.D. has served as a member of our board of directors since March 1997. Since July 1988, Dr. Hinohara has been a partner at Cardiovascular Medicine and Coronary Interventions. Since 1992, Dr. Hinohara has been the Director of Cardiac Catheterization Laboratory at Sequoia Hospital. Dr. Hinohara holds an M.D. from Keio University.

Michael S. Hunt has served as a member of our board of directors since November 2006. Mr. Hunt has been affiliated with Life Science Advisors since May 1997, a strategic consulting firm in the biotech sector, where he became a principal in January 1999. Mr. Hunt served as an executive with Eli Lilly for more than 22 years, retiring in May 1997. He held numerous positions at Eli Lilly in domestic and international pharmaceutical marketing, business development and strategic planning, and served as the Vice President of Finance and Treasurer from 1985 to 1993. Mr. Hunt serves as a director on the board of Impact Rx, a privately held pharmaceutical market research company. He holds a B.A. from Carleton College and a Ph.D. in Business Economics from Harvard University.

Directors Whose Terms Extend Until 2009

Jeffrey B. Child has served as a member of our Board since June 2005. Since July 2004, Mr. Child has served as the Chief Financial Officer of a family office of an unaffiliated third party. From February 1999 through June 2003, Mr. Child served as a Managing Director, U.S. Equity Capital Markets at Banc of America Securities LLC. Prior to that time, he served as a Managing Director in the Healthcare Group at Banc of America Securities. Mr. Child currently serves on the board of directors of AMERIGROUP Corporation, a multi-state managed healthcare company. Mr. Child also serves as a Trustee of the Menlo Park City School District Board of Education. Mr. Child holds a B.S. in Chemical Engineering from the University of California at Davis and an M.B.A. from the University of Pennsylvania.

Richard N. Kender has served as a member of our board of directors since November 2006. Mr. Kender has worked for Merck & Co., Inc. since 1978, holding several positions, including Vice President, Business Development and Corporate Licensing since 2000 and Vice President, Corporate Development from 1996 to 2000. Mr. Kender is also a member of Merck’s Finance Senior Leadership Team. Mr. Kender holds a B.S. in Accounting from Villanova and an M.B.A. from Fairleigh Dickinson University.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our Company’s financial statements for the fiscal year ending December 31, 2007. PricewaterhouseCoopers audited our Company’s financial statements for 2006 and 2005. PricewaterhouseCoopers is an independent registered public accounting firm.

The Board is asking the stockholders to ratify the selection of PricewaterhouseCoopers as our Company’s independent auditor for 2007. Although not required by law, the rules of NASDAQ, or our Company’s Bylaws, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders. If the stockholders fail to ratify the selection of PricewaterhouseCoopers as our independent auditor for 2007, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2007. A majority of the shares present in person or by proxy and entitled to vote at the 2007 Annual Meeting is required for approval of this proposal.

Representatives of PricewaterhouseCoopers are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. In addition to retaining PricewaterhouseCoopers to audit our financial statements for 2006, the Audit Committee retained PricewaterhouseCoopers to provide other auditing and advisory services in 2006. The Audit Committee understands the need for PricewaterhouseCoopers to maintain objectivity and independence in its audits of our financial statements. As a result, the Audit Committee recommended and the Board approved the use of another independent registered public accounting firm for certain tax services going forward. The Audit Committee has reviewed all non-audit services provided by PricewaterhouseCoopers in 2006 and has concluded that the provision of such services was compatible with maintaining PricewaterhouseCoopers’ independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for our Company by the independent registered public accounting firm. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by PricewaterhouseCoopers for audit and non-audit services provided to our Company in 2006 and 2005 were as follows:

Service Category	2006	2005
Audit Fees	$493,860	$442,955
Audit-Related Fees	—	—
Tax Services Fees	2,300	24,900
All Other Fees	1,500	18,500

Total	$497,660	$486,355

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in our 2006 Annual Report on Form 10-K filed with the SEC on March 13, 2007, and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Audit Committee.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ John B. Simpson
John B. Simpson
Chief Executive Officer

Redwood City, California

June 15, 2007

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

FOXHOLLOW TECHNOLOGIES, INC.

(a Nasdaq-Listed Company)

I. PURPOSE

This Charter (“Charter”) governs the operations of the Audit Committee of the Board of Directors (the “Audit Committee” or the “Committee”) of FoxHollow Technologies, Inc. (the “Company”). The purpose of the Audit Committee shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board of Directors of the Company (the “Board”) in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent auditors’ qualifications, independence and performance, and (v) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”);

•	Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•

Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.

The Committee will cooperate with the independent auditors and management of the Company to maintain free and open communication between the Committee, independent auditors, and management of the Company. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

II. MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Committee will consist of at least three members of the Board of Directors. Members of the Committee must meet the following criteria (as well as any criteria required by the SEC):

•

Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC, and (iii) must not have participated in the preparation of the financial statements of the Company at any time during the last three years and (iv) must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee;

•	Each member will be able to read and understand fundamental financial statements in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will be an “audit committee financial expert” as defined by the SEC and the Company shall disclose the name of such audit committee financial expert and whether such person is independent of management in the Company’s Annual Report on Form 10-K; provided, however, in the event there is not at least one member who is an “audit committee financial expert” as defined by the SEC, then the Committee shall direct the Company to disclose this fact in the Company’s Annual Report on Form 10-K and explain why there is no such expert.

The members of the Audit Committee shall be elected by the Board to serve until their successors shall be duly elected and qualified or until their earlier resignation. Unless a Chairperson of the Audit Committee is elected by the Board, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee.

III. RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The responsibilities of the Audit Committee shall include:

•

The sole and exclusive authority for the appointment, compensation, retention, termination and oversight of the work of the independent auditors (including the determination of appropriate qualifications of the independent auditors and the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

•

Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

(i)	reviewing the independent auditors’ proposed scope and approach for their audit and quarterly reviews for the current year;

(ii)	obtaining quarterly representations from the independent auditors regarding relationships and services with the Company that may impact independence, and to the extent there are such relationships, monitoring and investigating them;

(iii)	reviewing the auditors’ independence, including obtaining an annual written communication delineating all the independent auditors’ relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and presenting this statement to the Board of Directors and taking or recommending to the Board appropriate action to oversee the independence of the independent auditors;

(iv)	reviewing the independent auditors’ peer review conducted every three years;

(v)	discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

(vi)	reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•

Directing the Company’s independent auditors to review (before filing with the SEC) the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing (before release) the unaudited quarterly operating results in the Company’s quarterly earnings release;

•

Reviewing the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•

Reviewing with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•

Discussing quarterly with the independent auditors the critical policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, together with the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review (at least annually) of the Company’s risk management policies, including its investment policies;

•	Reviewing and approving in advance any proposed related party transactions;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors and to determine appropriate funding for such advisors;

•	Determine appropriate funding for the independent auditors and ordinary administrative expenses for the Committee;

•	Reviewing its own Charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•

Establishing procedures for receiving, retaining and treating complaints received by the Committee regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

IV. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require.

In order to foster open communication, the Audit Committee will meet separately or together with the Chief Executive Officer, the Chief Financial Officer of the Company and the Controller (or Assistant Controller) of the Company at such times as are appropriate to review the financial affairs of the Company. The Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

V. MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

VI. REPORTS:

In addition to presenting the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

VII. COMPENSATION:

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

VIII. DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FOXHOLLOW TECHNOLOGIES, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of FoxHollow Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated June 15, 2007 and hereby appoints Jeffrey B. Child and Matthew B. Ferguson, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2007 Annual Meeting of Stockholders of FoxHollow Technologies, Inc. to be held on July 31, 2007 at 9:00 a.m., local time, at our principal executive offices located at 900 Chesapeake Drive, Redwood City, California 94063-4727, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR WITHHELD

1. Election of Directors

CLASS III NOMINEES:

01 JOHN B. SIMPSON

02 SANFORD FITCH

03 MYRTLE S. POTTER

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT THE INDIVIDUAL’S NAME ABOVE

FOR AGAINST ABSTAIN

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of our Company for the fiscal year ending December 31, 2007.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS III DIRECTORS; 2 FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature Signature Date , 2007

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

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